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                                                                    EXHIBIT 99.1

            MeadWestvaco Announces Sale of 95,500 Acres of Forestland

STAMFORD, CONN., December 13, 2002 -- MeadWestvaco Corporation (NYSE: MWV) yesterday completed the sale of 95,500 acres of forestland in West Virginia. The property was purchased through The Forestland Group LLC for Heartwood Forestland Fund IV Limited Partnership.

The purchase price for the property was $50 million in cash, which represents a gain of approximately $38 million pretax on the sale for MeadWestvaco. While these tracts are valuable for a variety of purposes, they do not fit into MeadWestvaco's strategy of focusing resources and technology on the land base that will most efficiently support company mills. This sale is part of the company's previously announced plans to divest 950,000 non-strategic acres of the land it currently owns.

MeadWestvaco Corporation, headquartered in Stamford, Conn., with annual sales of approximately $8 billion, is a leading global producer of packaging, coated and specialty papers, consumer and office products and specialty chemicals. The company operates in 33 countries, serves customers in approximately 100 nations and employs approximately 30,000 people worldwide. Using sustainable forestry practices, MeadWestvaco owns and manages more than 3 million acres of forests. For more information about MeadWestvaco, visit the company's website at www.meadwestvaco.com.

The Forestland Group LLC (TFG) was formed in 1995 to pursue investments primarily in the naturally regenerating hardwood and pine forests for institutional investors, families and individuals. The firm invests capital in forestland through a limited partnership structure. TFG has raised and closed four funds totaling $681 million. With capital from university endowment funds, foundations, insurance companies, pension funds and individuals, TFG's limited partnerships have acquired, including acreage under contract, over 1.1 million acres in nine states in the U.S.: West Virginia, New York, Michigan, Pennsylvania, Tennessee, North Carolina, Kentucky, Virginia and Texas.

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to integrate successfully and achieve the anticipated benefits of the transaction; competitive pricing for the company's products; changes in raw materials pricing, energy and other costs; fluctuations in demand and changes in production capacities; changes to economic growth in the U.S. and international economies; government policies and regulations, including, but not limited to those affecting the environment and the tobacco industry; adverse results in current or future litigation; currency movements and other risk factors discussed in the company's Form 10-K for the transition period ended December 31, 2001 and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the Company's reports filed with the SEC.

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